                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                        _______________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ______________


                        DEPOSIT GUARANTY NATIONAL BANK
             (Exact name of trustee as specified in its charter)

                  N/A                                    64-0147200
- -----------------------------------------------          ---------------------
(Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                Identification No.)

Post Office Box 1200                                     39201
210 East Capitol Street                                  ---------------------
Jackson, Mississippi                                     (ZIP Code)
- -----------------------------------------------
(Address of principal executive offices)


                               Arlen L. McDonald
                            210 East Capitol Street
                               Jackson, MS 39201
                                (601) 354-8497
              --------------------------------------------------
           (Name, Address and telephone number of agent for service)

                         FIRST MISSISSIPPI CORPORATION
                   ----------------------------------------
              (Exact name of obligor as specified in its charter)

          Mississippi                                        65-0354930
- -------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification no.)

Post Office Box 1249
700 North Street
Jackson, Mississippi                                         39215-1249
- -----------------------------------------                    ------------------
(Address of principal executive offices)                     (ZIP Code)

                      ___________________________________

                      Convertible Subordinated Debentures
                      1994-1 Series Due November 13, 2004
                        (Title of indenture securities)



                    Page 1 of 5 sequentially numbered pages.




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1.    General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                   Address
            ----                                   -------
            Comptroller of the Currency            Washington, D.C.

            Federal Reserve Bank                   Atlanta, GA
             (6th District)

            Federal Deposit Insurance              Washington, D.C.
              Corporation

      (b) Whether it is authorized to exercise corporate trust powers.

                                                Yes.

2.    Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

                                               None.

3.    Voting Securities of the Trustee.

            Not applicable pursuant to Instruction B.

4.    Trusteeships Under Other Indentures.

            Not applicable pursuant to Instruction B.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

            Not applicable pursuant to Instruction B.

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

            Not applicable pursuant to Instruction B.





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7.    Voting Securities of the Trustee Owned by Underwriters or
      their Officials.

            Not applicable pursuant to Instruction B.

8.    Securities of the Obligor Owned or Held by the Trustee.

            Not applicable pursuant to Instruction B.

9.    Securities of Underwriters Owned or Held by the Trustee.

            Not applicable pursuant to Instruction B.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

            Not applicable pursuant to Instruction B.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

            Not applicable pursuant to Instruction B.

12.   Indebtedness of the Obligor to the Trustee.

            Not applicable pursuant to Instruction B.

13.   Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

            There have been no such defaults.

      (b) If the trustee is a trustee under another indenture under which' any other securities, or certificates of interest or participation in any other securities, of th obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

            There have been no such defaults.





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14.    Affiliations with the Underwriters.

       If any underwriter is an affiliate of the trustee, describe each such affiliation.

             Not applicable pursuant to Instruction B.

15.    Foreign Trustee.

             Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                           Not applicable.

16.    List of Exhibits.

        Exhibit 1 - Articles of Association of Deposit Guaranty
                    National Bank, as amended to date; incorporated herein by reference to Exhibit 1 of the Form T-1 of Deposit Guaranty National Bank, Registration No 22-18833.

        Exhibit 2 - Certificate of Authority to Commence Business;
                    incorporated herein by reference to Exhibit
                    2 of the Form T-1 of Deposit Guaranty National Bank, Registration No. 22-17661.

        Exhibit 3 - Authorization to Exercise Corporate Trust Powers;
                    incorporated hereinby reference to Exhibit 3 of th Form T-1 of Deposit Guaranty National Bank,
                    Registration No. 22-17661.

        Exhibit 4 - Bylaws of Deposit Guaranty National Bank, as
                    amended to date; incorporated herein by reference to Exhibit 4 of the Form T-1 of Deposit Guaranty National Bank Registration No. 22-21588.

        Exhibit 5 - Consent of Deposit Guaranty National Bank required by Section 321(b) of the Act; incorporated herein by reference to Exhibit 8 of the Form T-1 of Deposit Guaranty National Bank, Registration No. 22-17661.

        Exhibit 6 - Report of Condition of Deposit Guaranty National
                    Bank as of the close of business on December 31, 1994, published pursuant to law or the requirement of its supervising or examining authority.





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                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Deposit Guaranty National Bank, a banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jackson, and State of Mississippi, on the 21st day of February, 1995.

                                           DEPOSIT GUARANTY NATIONAL BANK



                                           By:/s/ W. Murray Pate
                                              ________________________
                                              W. Murray Pate,
                                              Executive Vice President





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                                   Call Date: 12/31/94  ST-BK:28-0900  FFIEC 032
                                                                      Page RC-1



                                   EXHIBIT 6

Legal Title of Bank:      DEPOSIT GUARANTY NATIONAL
Address:                  210 EAST CAPITOL STREET
City, State  Zip:         JACKSON, MS  39205
FDIC Certificate No.:     09784

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                              Dollar Amounts in Thousands        RCON  Bil  Mil  Thou
                              ----------------------------  -------------------------------
ASSETS
1. Cash and balances due from depository institutions
     (from Schedule RC-A):
   a. Noninterest-bearing balances and currency and coin (1)   0081        252,860          1.a.
   b. Interest-bearing balances (2)                            0071        125,348          1.b.
2. Securities:
   a. Held-to-maturity securities
        (from Schedule RC-B, column A)                         1754        953,970          2.a.
   b. Available-for-sale securities
        (from Schedule RC-B, column D)                         1773          9,105          2.b.
3. Federal funds sold and securities purchased under
     agreements to resell:
   a. Federal funds sold                                       0276        181,795          3.a.
   b. Securities purchased under agreements to resell          0277              0          3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income
        (from Schedule RC-C)          RCON 2122  2,386,698                                  4.a.
   b. LESS: Allowance for loan and
        lease losses                  RCON 3123     39,688                                  4.b.
   c. LESS: Allocated transfer risk
        reserve                       RCON 3128          0                                  4.c.
   d. Loans and leases, net of unearned income,
        allowance, and reserve
           (item 4.a. minus 4.b. and 4.c.)                     2125      2,347,010          4.d.
5. Assets held in trading accounts (from Schedule RC-D)        3545          3,677          5.
6. Premises and fixed assets (including capitalized leases)    2145         81,375          6.
7. Other real estate owned (from Schedule RC-M)                2150          3,466          7.
8. Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                            2130              0          8.
9. Customers' liability to this bank on acceptances
     outstanding                                               2155            775          9.
10.Intangible assets (from Schedule RC-M)                      2143         33,762         10.
11.Other assets (from Schedule RC-F)                           2160         78,342         11.
12.Total assets (sum of items 1 through 11)                    2170      2,071,485         12.

___________________________________
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held in trading accounts.
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                                   Call Date: 12/31/94  ST-BK:28-0900  FFIEC 032
                                                                      Page RC-2

Legal Title of Bank:      DEPOSIT GUARANTY NATIONAL
Address:                  210 EAST CAPITOL STREET
City, State  Zip:         JACKSON, MS  39205
FDIC Certificate No.:     09784
Schedule RC -- Continued

                              Dollar Amounts in Thousands        RCON  Bil  Mil  Thou
                                                            -------------------------------
LIABILITIES
13.Deposits:
   a. In domestic offices (sum of totals of
        columns A and C from Schedule RC-E)                    2200      3,219,128      13.a.
      (1) Noninterest-bearing (1    RCON 6631    748,844                                13.a.(1)
      (2) Interest-bearing          RCON 6636  2,470,284                                13.a.(2)
   b. In foreign offices, Edge and Agreement
        subsidiaries, and 18Fs
      (1) Noninterest-bearing
      (2) Interest-bearing
14.Federal funds purchased and securities sold under
     agreements to repurchase:
   a. Federal funds purchased                                  0278        141,745      14.a.
   b. Securities sold under agreements to repurchase           0279        322,711      14.b.
15.a. Demand notes issued to the U.S. Treasury                 2840              0      15.a.
   b. Trading liabilities                                      3548             50      15.b.
16.Other borrowed money:
   a. With original maturity of one year or less               2332         10,037      16.a.
   b. With original maturity of more than one year             2333         10,264      16.b.
17.Mortgage indebtedness and obligations under
     capitalized leases                                        2910              0      17.
18.Bank's liability on acceptances executed and outstanding    2920            775      18.
19.Subordinated notes and debentures                           3200              0      19.
20.Other liabilities (from Schedule RC-G)                      2930         31,169      20.
21.Total liabilities (sum of items 13 through 20)              2948      3,735,879      21.
22.Limited-life preferred stock and related surplus            3282              0      22.
EQUITY CAPITAL
23.Perpetual preferred stock and related surplus               3838              0      23.
24.Common stock                                                3230         16,126      24.
25.Surplus (exclude all surplus related to preferred stock)    3839        158,865      25.
26.a. Undivided profits and capital reserves                   3632        159,308      26.a.
   b. Net unrealized holding gains (losses) on
        available-for-sale securities                          8434          1,307      26.b.
27.Cumulative foreign currency translation adjustments
28.Total equity capital (sum of items 23 through 27)           3210        335,606      28.
29.Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28)              3300      4,071,485      29.

Memorandum

To be reported only with the March Report of Condition.

1.    Indicate on the right the number of the statement
     below that best describes the most comprehensive
     level of auditing work performed for the bank by
     independent external auditors as of any date                    Number
     during 1993                                           RCON 6724  N/A   M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).
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3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority).

5 = Review of the bank's financial statements by external auditors.

6 = Compilation of the bank's financial statements by external auditors.

7 = Other audit procedures (excluding tax preparation work).

8 = No external audit work.


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.